ADVANCED MATERIALS GROUP, INC.
3303 Lee Parkway, Suite 105
Dallas, Texas 75219

May 30, 2008

To our stockholders:

You are cordially invited to attend the 2008 annual meeting of stockholders of Advanced Materials Group, Inc. (the “Company” or “AM”), which will be held at 2:00 p.m. local time, on Monday, June 30, 2008, at The Busch Firm, 2532 Dupont Drive, Irvine, California 92612. All holders of the Company’s outstanding common stock as of April 30, 2008 are entitled to vote at the annual meeting.

Enclosed is a copy of the Company’s annual report, notice of annual meeting of stockholders, proxy statement and proxy card. A current report on the business operations of the Company will be presented at the meeting and stockholders will have an opportunity to ask questions.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important you complete, sign, date and return the proxy card in the enclosed postage prepaid envelope in order to ensure that your shares will be represented at the annual meeting.

Sincerely,

/s/ Ricardo G. Brutocao Ricardo G. Brutocao Chief Executive Officer and Director

/s/ William G. Mortensen William G. Mortensen President and Chief Financial Officer

ADVANCED MATERIALS GROUP, INC.

3303 Lee Parkway, Suite 105
Dallas, Texas 75219
________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Monday, June 30, 2008

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Advanced Materials Group, Inc., a Nevada corporation (the “Company”), will be held at 2:00 p.m. local time, on Monday, June 30, 2008, at The Busch Firm, 2532 Dupont Drive, Irvine, California 92612, for the following purposes:
1.	To elect five nominees to the Board of Directors;
2.	To ratify the appointment of Catherine Fang CPA, LLC as the independent accountants for the Company for the fiscal year ending November 30, 2008; and
3.	To transact such other business as may properly come before the annual meeting or any adjournments and postponements thereof.

The Board of Directors has fixed the close of business on April 30, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s executive offices. Stockholders will need to register at the annual meeting in order to attend. You will need proof of your identity and proof of ownership of shares of our common stock as of April 30, 2008 in order to register.  If your shares are not registered in your name, you will need to bring to the annual meeting either a copy of an account statement or a letter from the broker, bank or other institution in which your shares are registered that shows your ownership of our common stock as of April 30, 2008.

Accompanying this notice are a proxy and a proxy statement. PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. As described in the proxy statement, the proxy may be revoked at any time prior to its exercise at the meeting. If you are a beneficial owner and not a record owner, please follow the directions provided by your broker.

By Order of the Board of Directors

/s/ William G. Mortensen William G. Mortensen President and Chief Financial Officer

Dallas, Texas
May 30, 2008

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting of stockholders. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed proxy in the envelope provided. Returning a signed proxy will not prevent you from voting in person at the annual meeting, if you so desire, but will help secure a quorum and reduce or eliminate the expense of additional proxy solicitation.

TABLE OF CONTENTS

VOTING AND PROXY ....................................................................................................................................	1
PROPOSAL 1 ....................................................................................................................................................	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ................	7
EXECUTIVE COMPENSATION .....................................................................................................................	8
PROPOSAL 2 ....................................................................................................................................................	12
OTHER MATTERS ...........................................................................................................................................	13
STOCKHOLDER PROPOSALS ....................................................................................................................	13
AVAILABLE INFORMATION ........................................................................................................................	13
ANNUAL REPORT ...........................................................................................................................................	13

  i

ADVANCED MATERIALS GROUP, INC.

3303 Lee Parkway, Suite 105
Dallas, Texas 75219
________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be held Monday, June 30, 2008
________________

VOTING AND PROXY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Materials Group, Inc. (the “Company”) for use at the annual meeting of stockholders to be held at 2:00 p.m. local time, on Monday, June 30, 2008, at The Busch Firm, 2532 Dupont Drive, Irvine, California 92612 and at any adjournments or postponements thereof. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about May 30, 2008 to all stockholders entitled to vote at the annual meeting.

In voting by proxy for directors, stockholders may vote in favor of all director nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. In voting with respect to proposals, stockholders may vote “FOR” or “AGAINST” such proposals.  Stockholders should specify their choices on the accompanying proxy card.

The shares represented by each properly executed, unrevoked proxy will be voted as directed by the stockholder with respect to the matters described in the proxy. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “FOR” the election of all director nominees named herein, and “FOR” the ratification of the appointment of Catherine Fang CPA, LLC as the Company’s independent accountants for the fiscal year ending November 30, 2008. If any other matters properly come before the annual meeting, the persons named as proxies will vote upon these matters in accordance with their best judgment. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting at the annual meeting in person.

At the close of business on April 30, 2008, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, the Company had issued and outstanding 12,346,026 shares of common stock, par value $.001 per share, held by approximately 2,200 holders of record. Each share of common stock entitles the holder of record to one vote on any matter coming before the annual meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting or at any adjournments or postponements thereof.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company entitled to vote at the annual meeting, regardless of whether a proxy has authority to vote on all matters presented at the meeting, shall constitute a quorum at the annual meeting. The five nominees for director who receive the highest number of votes shall be elected. On matters other than the election of directors, the proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition, unless for any particular proposal the vote of a greater proportion of shares, or of any particular class of shares, or of each class, is required by law or by the Company’s articles of incorporation or bylaws. Abstentions and broker non-votes on proposal 2 and on any other particular proposal that will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition, will not be treated as a vote cast on the proposal and, therefore, will not affect the outcome of those matters to be voted on at the meeting.

For beneficial owners that are not record owners to vote, they will need to follow the directions from their broker enclosed with this proxy statement.

Any stockholder has the power to revoke his or her proxy at any time before it is voted at the annual meeting by submitting written notice of revocation to our corporate secretary or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the annual meeting and elects to vote in person the shares represented by the proxy.

The Company will pay the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or telephone. Proxy solicitors may include directors, officers and regular employees of the Company. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s bylaws provide that its Board of Directors shall consist of at least three directors, with the exact number of directors that constitute the Board of Directors to be set by a resolution of the Board of Directors or by a majority of the Company’s stockholders. The number of directors on the Board of Directors currently is set at five.

Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted “FOR” election of the five nominees listed below unless a contrary instruction is made on the proxy. If one or more of these nominees should be unable or unwilling to serve for any reason, the persons named in the accompanying proxy may vote for another candidate or candidates nominated by the Board of Directors. However, the proxy holders may not vote proxies for a greater number of persons than the number of nominees named on the proxy card. All of the nominees listed below are presently directors of the Company.

THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FIVE NOMINEES LISTED BELOW.

Director Nominees

Timothy R. Busch, 53, has been the Chairman and a director of the Company since February 1998 and September 1997, respectively. Mr. Busch started his career as a tax estate planning attorney founding The Busch Firm in Irvine, CA in 1979. Mr. Busch is a licensed attorney in California, Michigan, Texas and Washington, D.C. and has a non-practicing/inactive status as a CPA in California and Michigan. Mr. Busch is a director of several privately held companies and is an investor in a number of public and private enterprises including real estate ventures focusing on full service hotels. Mr. Busch also serves on many non-profit boards which include private Christian Education.

N. Price Paschall, 59, has been a director of the Company since January 1994. Mr. Paschall also serves as the Chairman of the Company’s Compensation Committee. Mr. Paschall has been Managing Director of Context Capital Group, an investment-banking firm that serves clients in the medical and industrial markets, since February 1992. Mr. Paschall was a partner of Shea, Paschall, Powell-Hambros Bank, and its predecessor company, a firm specializing in mergers and acquisitions, from January 1983 to January 1992. Mr. Paschall holds a B.A. in Business Administration from California Polytechnic University at Pomona. He currently serves on the Board of Directors of CPU Tech, a private technology company located in Pleasanton, CA.

Maurice J. DeWald, 67, has been a director and Chairman of the Audit Committee of the Company since February 1998. From June 1992 to the present, Mr. DeWald has been Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private investment and financial advisory firm. Mr. DeWald is a former member of the KPMG LLC Board of Directors and also served as the Managing Partner of the Los Angeles office of KPMG LLC from 1986 to 1991. He currently serves on the Board of Directors of Mizuho Corporate Bank of California, Aperture Healthcare, Inc., Integrated Healthcare Holdings, Inc. and Grubb & Ellis Healthcare REIT, Inc.

Ricardo G. Brutocao, 63, was appointed the position of Chief Executive Officer to fill the Company's previously announced vacancy at that position on January 2, 2006 and will serve in this capacity on a part-time, at-will basis. Mr. Brutocao also had served as a director of the Company since 2005. Mr. Brutocao also serves as a director of Centergistic Solutions, Inc., a maker of performance management software, a position Mr. Brutocao has held since 2001. Mr. Brutocao also serves as President and COO of Dacor, Inc., a privately held appliance manufacturer, and has held these positions since August 6, 2007. From 2000 to 2001, Mr. Brutocao was the interim Chief Executive Officer of ZLand, Inc., a software company.

John Sawyer, 63, has been a director of the Company since March 2006. Mr. Sawyer is Chairman and President of Penhall Company. He joined Penhall Company in 1978 as the Estimating Manager of the Anaheim Division. In 1980, Mr. Sawyer was appointed Manager of Penhall's National Contracting Division, and in 1984, he assumed the position of Vice President and became responsible for managing all construction services divisions. Mr. Sawyer has been President of Penhall since 1989, and Chairman since 1998. Mr. Sawyer is also a director and member of the audit committee for H&E Equipment Services.

Executive Officers

Following is information regarding each current executive officer of the Company who is not a member of the Board of Directors.

William G. Mortensen, 42, was appointed President and retained as the Chief Financial Officer on August 22, 2005 and previously held the position of Chief Financial Officer and Controller as of June 1, 2004. Mr. Mortensen was employed by Cingular Wireless LLC as Associate Director in Finance, and before the Cingular joint venture he was with SBC, Inc. as a manager of SBC Services supporting the SBC Wireless division since 1999. Before joining SBC, Inc. Mr. Mortensen worked for Frito-Lay, Inc. as a manager of finance and for over eight years with EDS, Inc. holding various financial positions. Mr. Mortensen holds a BBA degree in Business Administration from Abilene Christian University and has experience in the telecommunications, high-tech and manufacturing industries.

Independence

The majority of the Board of Directors are “independent” as that term is defined in NASD Marketplace Rule 4200(a)(15). The Board of Directors has determined that each of Mr. Dewald, Mr. Paschall, and Mr. Sawyer are “independent” as that term is defined in NASD Marketplace Rule 4200(a)(15).

Term of Office and Family Relationships

The Company’s directors are elected at each annual stockholders’ meeting. Each of the Company’s directors is to hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Each of the Company’s executive officers serves at the discretion of the Company’s Board of Directors. There are no family relationships among the Company’s executive officers, directors and director nominees.

Director Compensation

Each of the Company's directors, other than Mr. Brutocao, receives $10,000 annually and reimbursement for out-of-pocket expenses incurred in connection with his attendance at each meeting of the Board of Directors or committee of the Board of Directors. In addition, each director receives non-qualified stock options, under the Company's 2007 Stock Incentive Plan, to purchase 20,000 shares of the Company's common stock at fair market value when first elected to the Board of Directors, and 10,000 shares of common stock at fair market value each January subsequent to their reelection to the Board of Directors. The options become fully vested six months after their issuance. The chairman of the Company's Audit Committee receives an additional $2,000 annually. All director fees are paid on a quarterly basis. Mr. Brutocao does not receive director compensation other than reimbursement of out-of-pocket expenses incurred in connection with his attendance at Board or committee meetings.

Prior to May, 2007, no director stock options had been granted since 2004, as the Company’s policy during that period was for no options to be issued until the Company was current with its periodic SEC filings. In May 2007, the 2007 Stock Incentive Plan was submitted to and approved by the Company’s stockholders. On July 9, 2007, the Company issued stock options to the directors other than Mr. Brutocao to compensate the directors for prior years in which options were not issued.  The following chart represents the amount of options granted to each director:

Director	Number of Shares	Share Price
Timothy Busch	45,200	$ 0.90
Maurice DeWald	45,200	$ 0.90
N. Price Paschall	45,200	$ 0.90
John Sawyer	47,600	$ 0.90

Board of Directors and Committees

The Board of Directors held 4 meetings during fiscal 2007. During the fiscal year ended November 30, 2007, no incumbent director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

The Board of Directors has standing Compensation and Audit Committees, but does not have a nominating committee because the Board of Directors has determined that the entire Board of Directors can efficiently and effectively fulfill this function by using a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by the Company’s stockholders. Stockholders who desire to recommend candidates for evaluation may do so by contacting the Company in writing, identifying the potential candidate and providing background information. See “Security Holder Communications with the Board of Directors.” Candidates may also come to the attention of the Board of Directors through the recommendation of current members of the Board of Directors, professional search firms and other persons. In evaluating potential candidates, the Board of Directors takes into account a number of factors, including among others, the following:

▪	independence from management;
▪	whether the candidate has relevant business experience;
▪	judgment, skill, integrity and reputation;
▪	existing commitments to other businesses;
▪	corporate governance background;
▪	financial and accounting background, to enable the Board of Directors to determine whether the candidate would be suitable for Audit Committee membership; and
▪	the size and composition of the Board of Directors.

The Compensation Committee currently is composed of Mr. Paschall and Mr. DeWald, with Mr. Paschall serving as Chairman.  The Compensation Committee met one time during fiscal 2007. The Compensation Committee evaluates the performance of the Company’s officers and makes recommendations to the Board of Directors concerning compensation. The Compensation Committee also determines option grants made pursuant to the Company’s stock option plans based on recommendations of management.

The Audit Committee currently is composed of Mr. DeWald and Mr. Paschall, with Mr. DeWald serving as Chairman.  The Audit Committee met four times during fiscal 2007. The Audit Committee operates under a written charter that is available for viewing on the Company’s website at http://www.advancedmaterials.net.  The Board of Directors has determined that each of the members of the Audit Committee is “independent” as that term is defined in NASD Marketplace Rule 4200(a)(15) and that Mr. DeWald is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-B. The Audit Committee’s principal functions are to monitor the Company’s financial reporting process and internal control system, review and appraise the audit efforts of the Company’s independent auditors and provide an open avenue of communication among the Company’s independent auditors, financial and senior management and Board of Directors.

Security Holder Communications with the Board of Directors

The Board of Directors has established a process to receive communications from security holders. Security holders and other interested parties may contact any member (or all members) of the Board of Directors, or the independent directors as a group, any committee of the Board of Directors or any chair of any such committee, by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Secretary” at Advanced Materials Group, Inc., 3303 Lee Parkway, Suite 105, Dallas, Texas 75219. To communicate with any director electronically, security holders should send an e-mail “c/o Secretary,” at investor_relations@advancedmaterials.net.

All communications received as set forth in the preceding paragraph will be opened by the Company’s Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Company’s Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy With Regard to Board Members’ Attendance at Annual Meetings

It is the Company’s policy that members of the Board of Directors are invited and encouraged to attend all of the Company’s annual meetings. At the time of the Company’s 2007 annual meeting of stockholders, the Company had five directors, all of whom were in attendance at the 2007 annual meeting of stockholders.

Report of the Audit Committee

The Audit Committee of the Board of Directors is asked to report to the stockholders on certain matters each year in the Company’s proxy statement.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and has the general responsibility for the surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Management has the primary responsibility for preparing the Company’s financial statements and for its financial reporting process, and the Company’s independent auditors are responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee is responsible for, among other things, reviewing and discussing with management and the Company’s independent auditors the Company’s annual and quarterly financial statements and financial reporting process, including an analysis of the auditors’ judgment as to (a) the quality of the Company’s accounting procedures and practices, (b) any significant changes in the accounting policies of the Company and (c) any accounting and financial impact on the Company’s financial reports.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the Company’s quarterly and audited annual financial statements for the fiscal year ended November 30, 2006 and 2007. The Audit Committee also discussed with the independent auditors the matters that the independent auditors are required to discuss with the Audit Committee pursuant to Statement on Auditing Standard No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and actively engaged in a dialogue with the independent auditors with respect to any and all disclosed relationships or services that may impact the objectivity and independence of the independent auditors. In reviewing and discussing such matters, the Audit Committee considered whether the auditors’ provision of non-audit services during fiscal 2006 and 2007 was compatible with maintaining the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2007, for filing with the Securities and Exchange Commission.
Members of the Audit Committee: Maurice J. DeWald and N. Price Paschall

Certain Relationships and Related Transactions

On April 22, 2004, each of Mr. Busch and Mr. Delk loaned the Company $150,000 in exchange for the issuance of unsecured promissory notes bearing interest at the rate of 10.0% per annum and warrants to purchase up to 50,000 shares of the Company's common stock at an exercise price of $0.363 per share. Interest and principal on the notes were due July 21, 2004 but were not paid timely. As a result, the interest rate of the notes increased to the default rate of 12.0% per annum on July 22, 2004, and in October 2004, the Company paid to each of Mr. Busch and Mr. Delk $50,000 of principal plus interest accrued through July 21, 2004 on the entire principal balances of their notes and issued as a penalty to each of Mr. Busch and Mr. Delk an additional warrant to purchase up to 50,000 shares of the Company's common stock at an exercise price of $0.363 per share. Each of the warrants issued to Mr. Busch and Mr. Delk expires May 13, 2008. The outstanding balance on the notes was approximately $44,000 at November 30, 2006.

On August 26, 2005, AM issued to each of the Lenawee Trust and Plus Four Private Equities, L.P. 625,000 shares of AM's common stock for $0.20 per share ($125,000 each). The Lenawee Trust is an affiliate of Timothy R. Busch, the Chairman of AM's Board of Directors.

The Company is or has been a party to employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" and "Director Compensation."

Announced October 25, 2006 AM announced that Robert Delk, past CEO and President of the Company, in a private transaction, sold 1,419,218 shares, or 11.1% of the outstanding shares in the Company, to an investor group headed by AMDG Chairman Tim Busch, CEO Ricardo Brutocao, President William G. Mortensen and the Company’s largest single stockholder, Plus Four Private Equities, LP.

In connection with the above transaction 100,000 stock warrants were given to Timothy R. Busch and Robert Delk.  Robert Delk sold his 100,000 warrants to William G. Mortensen in a private transaction during 2007.  All Warrants have been exercised by Timothy R. Busch and William G. Mortensen as of March 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the common stock beneficially owned as of April 30, 2008 by:

▪	each person who is known by the Company to own beneficially or exercise voting or dispositive control over more than 5%of the common stock;
▪	each of the Company's directors and director nominees;
▪	each of the Company's current Named Executive Officers; and
▪	all current executive officers and directors as a group.

There were 12,346,026 shares of the Company's common stock outstanding as of the close of business on April 30, 2008.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission under the Securities Exchange Act of 1934 ("Exchange Act") and generally includes voting or investment power with respect to securities. Except as indicated below, the Company believes each holder possesses sole voting and investment power with respect to all of the shares of voting stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants held by that holder that are currently exercisable or are exercisable within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership. Except as indicated below, the address for each named beneficial owner is the same as the Company's. Ownership of less than 1.00% is indicated with an asterisk.

TITLE OF CLASS: COMMON STOCK
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Dito Caree LP, Dito Devcar LP, Plus 4 LLC and Richard H. Pickup	3,015,106(3)	24.42%
Gregory J. Spagna	904,500(4)	7.33%
Timothy R. Busch and the Lenawee Trust	2,610,119(5)	21.14%
N. Price Paschall	325,200(6)	2.63%
Maurice J. DeWald	105,200(7)	0.85%
William G. Mortensen	261,900(8)	2.12%
John Sawyer	57,600(9)	0.47%
Ricardo G. Brutocao	589,739(10)	4.78%
All current executive officers and directors as a group (6 persons) (11)	7,869,364	63.74%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment authority of a spouse of an executive officer or director have been excluded.

(2)
Calculated based on 12,346,026 shares of common stock outstanding on April 30, 2008, plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3)
Represents 986,300 shares held by Dito Caree LP, 200,000 shares held by Dito Devcar LP and 1,828,806 shares held by Plus 4 LLC. Mr. Pickup holds voting and dispositive power over these shares as general partner of each of Dito Caree LP and Dito Devcar LP, and Plus 4 LLC. Mr. Pickup's address is c/o David Hehn, 3753 Howard Hughes Parkway #200, Las Vegas, Nevada 89109-0938.

(4)
Represents 617,000 shares held by Mr. Spagna and 287,500 shares held jointly by Mr. Spagna and his spouse and children, as reported on a Schedule 13D/A filed with the Commission on February 5, 2003. Mr. Spagna's address is 515 Airport Executive Park, Nanuet, New York 10954.

(5)
Lenawee Trust is a trust of which Timothy Busch and his spouse are beneficiaries and hold voting and dispositive power. Represents 2,469,919 of common stock, and stock options held by Timothy Busch of 140,200 shares.

(6)	Represents 20,000 shares purchased and 305,200 stock options to purchase common stock.
(7)	Represents 105,200 stock options to purchase common stock
(8)	Represents 50,000 options to purchase common stock at $0.40 per share and 10,000 options to purchase common stock at $0.60 per share, 201,900 shares purchased.
(9)	Represent 57,600 shares underlying options to purchase common stock.
(10)	Represents 110,000 stock options and purchased stock of 479,739 shares.
(11)
Includes 7,869,364 shares of common stock underlying securities that members of this group have the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company for services rendered to the Company by its principal executive officer and to each of the other most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus during the fiscal years ended November 30, 2006 and 2007 (the "Named Executive Officers").

Name and Principal Position	Fiscal Year	Salary	Bonus	Total
Ricardo Brutocao	2007	140,000	36,303	176,303
Chief Executive Officer	2006	125,000	65,949	190,949

William G. Mortensen	2007	135,000	36,303	171,303
President and Chief Financial Officer	2006	120,000	65,949	185,949

Option Grants in 2007

None

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding the exercise of options by the Named Executive Officers during fiscal 2007 and unexercised stock options held by the Named Executive Officers as of November 30, 2007.

			Number of Shares		Underlying Unexercised Options at November 30, 2007	Value of Unexercised In-the-Money Options at November 30, 2007(2)
Name	Shares Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ricardo Brutocao	--	--	40,000	60,000	$13,600	$20,400
William G. Mortensen	--	--	25,000	25,000	$3,500	$3,500

(1) Market value of underlying securities on the date of exercise, minus the exercise price.

(2) Based on the last reported sale price ($0.50 per share) on the Pink Sheets on April 30, 2008 (the record date).

Employment Contract, Termination of Employment and Change-in-Control Arrangements

On August 22, 2005, the Company entered into an Employment Agreement with William G. Mortensen ("Mortensen") governing his service as President and Chief Financial Officer of the Company. The terms of Mortensen’s employment are at will; however, if he is terminated without cause (as defined in the Employment Agreement), he will receive severance pay equal to six months' base salary if the termination occurs within the first year of the term, and equal to three months' base salary if the termination occurs thereafter. Mortensen's base annual salary is set at $135,000 and he is entitled to bonuses calculated by formulas based upon AM's income from continuing operations before taxes. This agreement renews annually with compensation increases approved by the Compensation Committee.  As of December 1, 2007 Mr. Mortensen’s compensation is $150,000 with a bonus plan and stock options to be given is certain performance criteria are met.

In January 2006, the Company entered into an at-will employment arrangement with Ricardo G. Brutocao to fill the Company's open Chief Executive Officer position. Mr. Brutocao has an unwritten agreement to be compensated by the Company at the rate of $140,000 per year, effective December 1, 2007, based on recommendations by the Compensation Committee.  In November 2005, Mr. Brutocao was elected to the Company's board of directors. Prior to that Mr. Brutocao had been providing consulting services to the Company and as a result was granted 100,000 options on January 2006 at $.20 per share of which 20% vested immediately and the remaining vest ratably over a four year period. As of April 30, 2008, 60,000 stock options were vested and 40,000 remained unvested.  Vesting of the remaining unvested options is contingent on continued service to the Company.  Mr. Brutocao was granted in March 2008 10,000 stock options to vest in accordance with the 2007 Stock Option plan.

The following table shows certain information regarding outstanding equity awards as of November 30, 2007 for the Company’s Named Executive Officers:

	Number of Securities Underlying Unexercised Options (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
Name	Exercisable	Unexercisable		Option Exercise Price	Option Expiration Date
Ricardo Brutocao	60,000	40,000	-0-	$0.20	2015
		10,000	-0-	$0.60	2018
William G. Mortensen	30,000	20,000	-0-	$0.40	2009
		10,000	-0-	$0.60	2018

(1) Represents options granted with employment

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of the following non-employee directors during fiscal 2006 and 2007: Mr. Paschall and Mr. DeWald. No director who was a member of the Compensation Committee during fiscal 2006 and 2007 was an officer or employee of the Company or its subsidiaries during fiscal 2006 or 2007, was formerly an officer of the Company or its subsidiaries, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933 (“Securities Act”).

None of the Company’s executive officers serves as a member of a compensation committee of another corporation (or other Board committee of such company performing equivalent functions or, in the absence of any such committee, the entire Board of Directors of such corporation), one of whose executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers served during fiscal 2006 and 2007 as a director of another corporation, one of whose executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers served during fiscal 2006 and 2007 as a member of a compensation committee of another corporation (or other Board committee of such corporation performing similar functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as one of the Company’s directors.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors, composed of Mr. Paschall, Mr. Sawyer and Mr. DeWald, has the authority to recommend to the Board of Directors changes to the Company’s executive compensation programs, including the Company’s stock incentive plans. The Company’s executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company’s executive officers with those of its stockholders.

The Company has a Compensation Committee Charter, which was adopted by the Board of directors on November 2, 2004.  The Compensation Committee Charter is available for viewing on the Company’s website at http://www.advancedmaterials.net.

Executive Compensation Program

The Company’s executive compensation program consists of three principal elements: base salary, cash bonus and stock options. The Board of Directors sets the annual base salary for executives after consideration of any employment agreement provisions and the recommendations of the Compensation Committee. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluates past performance and assesses expected future contributions of the executives. In making the determinations regarding base salaries, the Company considers generally available information regarding the salaries prevailing in the industry.

The Company maintains incentive plans under which executive officers may be paid cash bonuses at the end of each fiscal year. The bonuses under these incentive plans depend upon individual performance and the achievement by the Company of certain financial targets established by the Board of Directors prior to the start of each fiscal year. The compensation plans are administered by the Compensation Committee of the Company.

Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock options grants. Stock options align the interests of the executive officers with the interests of stockholders due to the fact that the executive can realize a gain only if the Company’s stock appreciates in value. In determining the amount of such grants, the Compensation Committee considers the contributions of each executive to the overall success of the Company in the past fiscal year, the responsibilities to be assumed in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants to other executives in the industry holding comparable positions as well as the executive’s position within the Company.

Executive Officer Compensation

 In January 2006, the Company entered into an at-will employment arrangement with Ricardo G. Brutocao to fill the Company's open Chief Executive Officer position. Mr. Brutocao has an unwritten agreement to be compensated by the Company at the rate of $125,000 per year. In November 2005, Mr. Brutocao was elected to the Company's board of directors. Prior to that Mr. Brutocao had been providing consulting services to the Company and as a result was granted 100,000 options at $.20 per share of which 20% vested immediately and the remaining vest ratably over a four year period. Vesting is contingent on continued service to the Company. In 2007 the compensation committee approved a compensation rate increase to $140,000 per year.  The rate remains the same for year 2008.  Also the officer was awarded 10,000 stock options.

On August 22, 2005, the Company entered into an Employment Agreement with William G. Mortensen ("Mortensen") governing his service as President and Chief Executive Officer of the Company. The terms of Mortensen’s employment are at will; however, if he is terminated without cause (as defined in the Employment Agreement), he will receive severance pay equal to six months' base salary if the termination occurs within the first year of the term, and equal to three months' base salary if the termination occurs thereafter. Mortensen's base annual salary is set at $120,000 and he is entitled to bonuses calculated by formulas based upon AM's income from continuing operations before taxes.  This agreement renews annually with compensation increases approved by the Compensation Committee.  In 2007 the committee approved a rate increase to $135,000 and an increase for 2008 to $150,000.  Also the committee approved 10,000 stock options.

In determining the Executive Officer compensation, the Compensation Committee considers the Company’s overall performance, as measured by sales revenue, profitability, earnings per share and share valuation. The compensation committee met three times in year 2007 to discuss compensation issues.

This report was furnished by Mr. Paschall and Mr. DeWald

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers and directors of the Company as well as persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% stockholders are required by the regulations of the Commission to furnish the company with copies of all Section 16(a) forms that they file.

 To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied during the fiscal year ended November 30, 2007.

Code of Ethics

The Company has adopted a code of ethics that is applicable to all of the Company’s directors, officers and employees and is intended to meet the definition of a “code of ethics” as set forth in Item 406(b) of Regulation S-K of the Commission. The Company will provide a copy of the code of ethics to any person without charge, upon written request to Advanced Materials Group, Inc., Attention: Investor Relations, 3303 Lee Parkway, Suite 105, Dallas, Texas 75219.

PROPOSAL 2
RATIFICATION OF
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

General

The Company is asking its stockholders to ratify the Audit Committee’s appointment of Catherine Fang, CPA, LLC as its independent auditors for the fiscal year ending November 30, 2008. If the Company’s stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Catherine Fang CPA, LLC are not expected to be present at the meeting.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Catherine Fang CPA, LLC for fiscal years 2006 and 2007 and fees billed for other services rendered during those periods for Catherine Fang CPA, LLC.
	2007	2006
Audit Fees	$49,899	$55,952
Audit-Related Fees	$15,000	$15,875
Tax Fees	$11,000	$14,636
All Other Fees	0	0
Total	$75,899	$86,463

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include legal review and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CATHERINE FANG CPA, LLC AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2008.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 of the Exchange Act, proposals by stockholders which are intended for inclusion in the Company’s proxy statement and proxy and to be presented at the Company’s 2008 annual stockholders’ meeting to be held in calendar year 2009, must be received by the Company by December 1, 2008 in order to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2009 annual stockholders’ meeting. Such proposals should be addressed to the Company’s Secretary and may be included in next year’s annual stockholders’ meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals.

For all other proposals by stockholders to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not later than December 1, 2008. If a stockholder fails to notify the Company of any such proposal prior to that date, management will be allowed to use its discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting, without any discussion of the matter in the Company’s proxy statement.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company’s common stock is traded in the pink sheets under the symbol “ADMG.PK.”
ANNUAL REPORT

A copy of the Company’s annual report on Form 10-KSB for the fiscal year ended November 30, 2007, as filed with the Commission, accompanies this proxy statement. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy solicitation material.

An additional copy of the Company’s annual report will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to Advanced Materials Group, Inc., Attention: Investor Relations, 3303 Lee Parkway, Suite 105, Dallas, Texas 75219, telephone (972) 432-0602. In addition, all of the Company’s public filings, including its annual report, can be found free of charge on the worldwide web at www.sec.gov or www.advancedmaterials.net.

By the Order of the Board of Directors

/s/ William G. Mortensen William G. Mortensen President and Chief Financial Officer
Dallas, Texas
May 30, 2008